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                                                                    EXHIBIT 23.1




                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-4278) of ANSYS, Inc. and Subsidiaries of our report dated January 30, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 30, 2001 relating to the financial statement schedule, which appears in this Form 10-K.



/S/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 23, 2001